UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   December 19, 2008

GULFSTREAM INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33884	20-3973956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3201 Griffin Road, 4th Floor

Fort Lauderdale, Florida 33312

(Address of principal executive offices)

(954) 985-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 19, 2008, Gulfstream International Airlines, Inc. (the “Airline”), a subsidiary of Gulfstream International Group, Inc., entered into an Agreement (the “Agreement”) with Raytheon Aircraft Credit Corporation (“RACC”). Pursuant to the Agreement, the Airline will (a) make payments to RACC for costs and expenses to bring engines that the Airline has previously returned to RACC into compliance with return conditions, (b) return seven engines to RACC and make payments to RACC toward the cost of repairing and overhauling such engines, and (c) make quarterly payments to RACC in an amount equal to 25% of the Airline’s excess cash.

The payments for costs and expenses associated with engines previously returned to RACC will total $535,468.77, $100,000 of which was paid on November 21, 2008, $150,000 of which was paid on the date of the Agreement, $150,000 of which is due on or prior to March 31, 2009, and $135,468.77 of which is due on or prior to June 30, 2009.

The engines being returned to RACC will be returned, in part, immediately, with the remaining to be returned no later than August 6, 2010. The payments to RACC for the cost of repairing and overhauling such engines will total $2,100,000, and will be made in six installments beginning with a payment of $400,000 on April 30, 2009 and ending with a payment of $100,000 on June 30, 2010.

The quarterly payments of excess cash will be applied to $700,000 of costs and expenses associated with bringing into compliance with return conditions four aircraft and eight engines previously returned to RACC. Following satisfaction of such costs and expenses, the excess cash payments will be applied, in an amount not to exceed $5,000,000, as a credit to reduce the Airlines obligations to satisfy end-of-lease return conditions and then to all other obligations and indebtedness owed to RACC. Excess cash is defined in the Agreement to mean the Airline’s cash and cash equivalents in excess of (a) for the fiscal quarter ended March 31, 2009, $1,150,000, (b) for the fiscal quarter ended June 30, 2009, $1,300,000, and (c) for the fiscal quarter ended September 30, 2009 and each fiscal quarter thereafter, $1,000,000. Upon satisfaction of all of the foregoing amounts, payments of excess cash will be returned to the Airline.

The Agreement provides for certain events of default, including failure by the Airline to maintain specified minimum monthly cash balances and other customary events. The specified minimum monthly cash balances are as of the end of each month from December 2008 to December 2010, and range from $450,000 to $1,000,000.

The foregoing is only a summary of the terms of the Agreement, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: December 23, 2008	By	/s/ David F. Hackett
David F. Hackett President and Chief Executive Officer

Exhibit Index

Exhibit	Description

10.1	Agreement, dated December 19, 2008 by and between Gulfstream International Airlines, Inc. and Raytheon Aircraft Credit Corporation.